Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	April 23, 2020
Contact:	Anne-Marie Wright, Vice President, Corporate Communications
Phone:	(801) 208‑4167 e-mail: awright@merit.com Fax: (801) 253‑1688

MERIT MEDICAL REPORTS EARNINGS FOR
QUARTER ENDED  MARCH 31, 2020,

WITHDRAWS FY 2020 GUIDANCE

•	Q1 2020 worldwide revenue of $243.5 million, up 2.2% as reported over Q1 2019
•	Q1 2020 core revenue on a constant currency basis* up 3.0% over Q1 2019
•	Q1 2020 GAAP loss per share was $(0.06), compared to GAAP EPS of $0.11 in Q1 2019
•	Q1 2020 non-GAAP EPS* was $0.38, compared to $0.37 in Q1 2019

*  Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income, non-GAAP operating margin,  non-GAAP gross margin and free cash flow are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $243.5 million for the quarter ended March 31, 2020, an increase of 2.2% over revenue of $238.3 million for the quarter ended March 31, 2019. Core revenue on a constant currency basis* for the first quarter of 2020 was up 3.0% over revenue for the comparable quarter of 2019.

Merit’s GAAP gross margin for the first quarter of 2020 was 42.6%, compared to GAAP gross margin of 43.9% for the first quarter of 2019. Merit’s non-GAAP gross margin* for the first quarter of 2020 was 48.5%, compared to non-GAAP gross margin* of 49.2% for the first quarter of 2019.

Merit’s GAAP operating margin for the first quarter of 2020 was 0.6%, compared to GAAP operating margin of 4.0% for the first quarter of 2019. Merit’s non-GAAP operating margin* for the first quarter of 2020 was 12.7%, compared to non-GAAP operating margin* of 12.0% for the first quarter of 2019.

Merit’s GAAP net loss for the first quarter of 2020 was $(3.2) million, or $(0.06) per share, compared to GAAP net income of $6.2 million, or $0.11 per share, for the first quarter of 2019. Merit’s non-GAAP net income* for the quarter ended March 31, 2020 was $21.1 million, or $0.38 per share, compared to non-GAAP net income* of $20.6 million, or $0.37 per share, for the quarter ended March 31, 2019.

“The COVID-19 pandemic has been a historic shock to the economy, our industry and our country,” said Fred P. Lampropoulos, Merit’s Chairman and CEO. “I have been very impressed with how my colleagues at Merit have come together to support our customers, our patients and our company. While we anticipate headwinds in several of our business lines, I am confident that the diversity of the business, the strength of our people and our strong balance sheet position us well for recovery when that becomes more clear.”

In Q1, sales in many of Merit’s end markets have declined due, in large part, to the imposed limitations of procedures required for the focus on COVID-19 treatment. At the same time, Merit has seen increased demand for many of its critical care products, such as hemodynamic monitoring, peritoneal dialysis catheters and insertion tools, as well as its infection control products.

Merit’s revenue by category for the three months ended March 31, 2020, compared to the corresponding periods in 2019, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended March 31,
	% Change	2020	2019
Cardiovascular
Peripheral Intervention	2.9%	$87,075	$84,633
Cardiac Intervention	0.1%	72,591	72,540
Custom Procedural Solutions	3.8%	47,621	45,861
OEM	3.0%	28,257	27,446
Total	2.2%	235,544	230,480

Endoscopy
Endoscopy devices	1.4%	7,981	7,869

Total	2.2%	$243,525	$238,349

“As we look forward to a prospective recovery, we feel we have a strong pipeline of new products that would be viable upon a return to historical procedure volume,” Lampropoulos said. “In anticipation of a recovery, we have used the last several months to increase training of our sales force as well as to conduct training of more than 100 physicians online.”

Merit continued to improve its operating efficiency during the first quarter of 2020, furthering initiatives it has been working on for several months. Merit continues to implement those initiatives and is in the process of moving 14 products to its Mexico facility, as well as consolidating four satellite facilities. In addition, in consideration of the COVID-19 dynamics, Merit has been actively sizing the business based on scenarios of recovery to minimize unnecessary inventory builds. Merit has also reduced executive management and other employee salaries, limited discretionary spending and delayed capital spending.

As of March 31, 2020, Merit had cash on hand of approximately $50 million and net borrowing capacity of approximately $147 million, which was undrawn as of March 31, 2020. Merit also generated free cash flow of approximately $15 million in the first quarter of 2020.

2020 GUIDANCE

Due to the general uncertainty and rapidly changing global environment related to the coronavirus pandemic and corresponding economic downturn, Merit’s management has concluded that it cannot issue financial guidance for the remainder of 2020. As such, Merit’s previously issued 2020 guidance is withdrawn until further notice.

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 3738279) today, Thursday,  April 23, 2020, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578‑9672 and the international number is (508) 637‑5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,
	2020	December 31,
	(unaudited)	2019
ASSETS
Current Assets
Cash and cash equivalents	$50,080	$44,320
Trade receivables, net	150,050	155,365
Other receivables	9,246	10,016
Inventories	227,776	225,698
Prepaid expenses and other current assets	16,284	12,497
Prepaid income taxes	3,486	3,491
Income tax refund receivables	5,586	3,151
Total current assets	462,508	454,538

Property and equipment, net	384,860	378,785
Intangible assets, net	430,244	445,312
Goodwill	352,242	353,193
Deferred income tax assets	3,716	3,788
Right-of-use operating lease assets	79,133	80,244
Other assets	36,569	41,461
Total Assets	1,749,272	1,757,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade payables	$56,012	$54,623
Accrued expenses	87,095	105,184
Current portion of long-term debt	7,500	7,500
Short-term operating lease liabilities	11,670	11,550
Income taxes payable	3,014	2,799
Total current liabilities	165,291	181,656

Long-term debt	438,137	431,984
Deferred income tax liabilities	45,027	45,236
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,990	1,990
Deferred compensation payable	14,066	14,855
Deferred credits	2,088	2,122
Long-term operating lease liabilities	71,642	72,714
Other long-term obligations	70,886	56,473
Total Liabilities	809,474	807,377

Stockholders' Equity
Common stock	590,065	587,017
Retained earnings	364,492	368,221
Accumulated other comprehensive loss	(14,759)	(5,294)
Total Liabilities and Stockholders' Equity	$1,749,272	$1,757,321

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2020	2019
NET SALES	$243,525	$238,349

COST OF SALES	139,741	133,713

GROSS PROFIT	103,784	104,636

OPERATING EXPENSES:
Selling, general and administrative	78,808	78,270
Research and development	14,872	16,043
Impairment and other charges	3,845	—
Contingent consideration expense	4,897	775
Acquired in-process research and development	—	25

Total operating expenses	102,422	95,113

INCOME FROM OPERATIONS	1,362	9,523

OTHER INCOME (EXPENSE):
Interest income	79	357
Interest expense	(3,144)	(2,764)
Other expense - net	(289)	(270)

Total other expense — net	(3,354)	(2,677)

INCOME (LOSS) BEFORE INCOME TAXES	(1,992)	6,846

INCOME TAX EXPENSE	1,162	651

NET INCOME (LOSS)	$(3,154)	$6,195

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.06)	$0.11

Diluted	$(0.06)	$0.11

AVERAGE COMMON SHARES:
Basic	55,246	54,917

Diluted	55,246	56,490

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue,
•	core revenue,
•	core revenue on a constant currency basis,
•	non-GAAP gross margin,
•	non-GAAP operating margin,
•	non-GAAP net income,
•	non-GAAP earnings per share, and
•	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax or industry regulations, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustment of $2.8 million to reported revenue and to core revenue for the three months ended March 31, 2020 was calculated using the applicable average foreign exchange rates for the three months ended March 31, 2019.

Core Revenue and Core Revenue on a Constant Currency Basis

Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three-month period ended March 31, 2020, Merit’s core revenue excludes revenues attributable to the acquisition of (1) Brightwater Medical, Inc. in June 2019, and (2) Fibrovein Holdings Limited in August 2019. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, certain inventory write-offs and inventory mark-up related to acquisitions.

Non-GAAP Operating Margin

Non-GAAP operating margin is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in industry regulations, as well as other items set forth in the tables below.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating margin above, as well as for expenses related to debt issuance costs and changes in tax regulations, as well as other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations less capital expenditures as defined by GAAP in the consolidated statement of cash flows.

Other Non-GAAP Financial Measure Reconciliation

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP, in each case, for the three-month periods ended March 31, 2020 and 2019. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $2.3 million and $1.8 million for the three-month periods ended March 31, 2020 and 2019, respectively.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31, 2020
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income (loss)	$(1,992)	$(1,162)	$(3,154)	$(0.06)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,818	(3,303)	9,515	0.17
Inventory write-off (b)	1,431	(368)	1,063	0.02
Operating Expenses
Severance	1,410	(363)	1,047	0.02
Acquisition-related (c)	673	(211)	462	0.01
Medical Device Regulation expenses (d)	299	(77)	222	0.00
Fair value adjustments to contingent consideration (e)	4,897	73	4,970	0.09
Impairment and other charges (f)	3,925	(113)	3,812	0.07
Amortization of intangibles	2,182	(592)	1,590	0.03
Special legal expense (g)	1,502	(387)	1,115	0.02
Performance-based share-based compensation (h)	447	(52)	395	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00

Non-GAAP net income	$27,743	$(6,594)	$21,149	$0.38

Diluted shares (i)				56,015

	Three Months Ended March 31, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$6,846	$(651)	$6,195	$0.11

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	11,978	(3,067)	8,911	0.16
Inventory mark-up related to acquisitions	672	(173)	499	0.01
Operating Expenses
Severance	327	(84)	243	0.00
Acquisition-related (c)	565	(145)	420	0.01
Fair value adjustments to contingent consideration (e)	775	(141)	634	0.01
Acquired in-process research and development	25	(7)	18	0.00
Impairment and other charges (f)	211	(54)	157	0.00
Amortization of intangibles	2,809	(739)	2,070	0.04
Special legal expense (g)	1,663	(428)	1,235	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Tax expense related to restructuring (j)	—	91	91	0.00

Non-GAAP net income	$26,072	$(5,450)	$20,622	$0.37

Diluted shares				56,490

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended
	March 31, 2020		March 31, 2019
	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$243,525		$238,349

GAAP Operating Income	1,362	0.6%	9,523	4.0%
Cost of Sales
Amortization of intangibles	12,818	5.3%	11,978	5.0%
Inventory write-off (b)	1,431	0.6%	—	—
Inventory mark-up related to acquisitions	—	—	672	0.3%
Operating Expenses
Severance	1,410	0.6%	327	0.1%
Acquisition-related (c)	673	0.3%	565	0.2%
Medical Device Regulation expenses (d)	299	0.1%	—	—
Fair value adjustment to contingent consideration (e)	4,897	2.0%	775	0.3%
Acquired in-process research & development	—	—	25	0.0%
Impairment and other charges (f)	3,925	1.6%	211	0.1%
Amortization of intangibles	2,182	0.8%	2,809	1.3%
Special legal expense (g)	1,502	0.6%	1,663	0.7%
Performance-based share-based compensation (h)	447	0.2%	—	—

Non-GAAP Operating Income	$30,946	12.7%	$28,548	12.0%

(a)	Reflects the tax effect associated with pre-tax income (loss) and the non-GAAP adjustments.
(b)	Represents write-off of inventory related to our distribution agreement with NinePoint Medical, Inc.
(c)	Represents transaction costs and certain integration costs, including travel, related to acquisitions and certain restructuring costs.
(d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (MDR) in Europe.
(e)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.
(f)	Represents impairment charges related to abandoned patents, other long-term assets, certain acquired intangible assets, and in 2020 the option to purchase Bluegrass Vascular Technologies, Inc.
(g)	Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(h)	Represents performance-based compensation expense including stock compensation and share-based liability awards.
(i)	For the three months ended March 31, 2020 the non-GAAP net income per diluted share calculation includes 769 shares that were excluded from the GAAP net income per diluted share calculation.
(j)	Net tax expense related to non-recurring tax withholdings in connection with restructuring of certain international subsidiaries.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended
		March 31,
	% Change	2020	2019
Reported Revenue	2.2%	$243,525	$238,349

Add: Impact of foreign exchange (a)		2,802	—

Constant Currency Revenue	3.3%	$246,327	$238,349

		Three Months Ended
		March 31,
	% Change	2020	2019
Reported Revenue	2.2%	$243,525	$238,349

Less: Revenue from certain acquisitions (b)		(770)	—

Core Revenue	1.8%	$242,755	$238,349

Add: Impact of foreign exchange (a)		2,802	—

Core Revenue on a Constant Currency Basis	3.0%	$245,557	$238,349

(a)

The constant currency revenue adjustment of $2.8 million to reported revenue and to core revenue for the three months ended March 31, 2020  was calculated using the applicable average foreign exchange rates for the three months ended March 31, 2019.

(b)

Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three-month period ended March 31, 2020, Merit’s core revenue excludes revenues attributable to the acquisition of (1) Brightwater Medical, Inc. in June 2019, and (2) Fibrovein Holdings Limited in August 2019. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended
	March 31,
	2020	2019
Reported Gross Margin	42.6%	43.9%

Add back impact of:
Amortization of intangibles	5.3%	5.0%
Inventory write-off	0.6%	—
Inventory mark-up related to acquisitions	—	0.3%

Non-GAAP Gross Margin	48.5%	49.2%

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,100 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), gross and operating margins (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, effective tax rate and other financial results, anticipated or completed acquisitions, the development and commercialization of new products, the potential impact, scope and duration of, and Merit’s response to, the coronavirus (COVID-19) pandemic and the potential for recovery from that pandemic, consolidation of Merit’s facilities or other expense reduction initiatives or the consequences of existing or future regulatory approvals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic;  risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders, including a potential proxy contest; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; increases in the prices of commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the expected discontinuation of LIBOR; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

# # #